Exhibit 10.3
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
     The Powell Industries, Inc. Non-Employee Director Restricted Stock Plan was adopted by the Board of Directors (“Board”) of Powell Industries, Inc., a Delaware corporation (“Company”), effective as of December 17, 2004 and approved by the stockholders of the Company at its annual meeting of stockholders held on April 15, 2005.
PURPOSE AND TERM
     Purpose. The Powell Industries, Inc. Non-Employee Director Restricted Stock Plan (the “Plan”) is for the benefit of members of the Board who, at the time of their service, are not employees of the Company or any of its affiliates (each a “Participant” and collectively the “Participants”), to encourage ownership of the Company’s common stock (the “Stock”) by the Participants, thereby advancing the best interests of the Company by increasing the proprietary interest of the Participants in the success of the Company and encouraging them to continue in their present capacity.
     Term. Unless sooner terminated by the Board, the Plan will terminate at the close of business on December 16, 2014 and no further grants shall be made under the Plan after such date. Awards granted before such date shall continue to be subject to the terms and conditions of the Plan and the respective agreements pursuant to which they were granted.
ADMINISTRATION
     Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board (“Committee”) or, if there is no Compensation Committee, the Plan shall be administered by the Board and all references to the Committee in this Plan shall refer to the Board. All questions of interpretation of the Plan or of any restricted stock agreement governing any grant under this Plan (“Restricted Stock Agreement”) shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Restricted Stock Agreement. The Chief Executive Officer, the Chief Financial Officer, the President and any Vice President of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company in this Plan.
     Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its sole discretion:
     to determine the terms, conditions and restrictions applicable to each grant (which need not be identical) under this Plan (“Award”), the method for satisfaction of any tax withholding obligation arising in connection with an Award or vesting of the Stock granted pursuant to the Award (“Restricted Stock”), the effect on the Award or the vesting of such Restricted Stock of termination of the status of a Participant as a director of the Company and all other terms, conditions and restrictions applicable to the Award or Restricted Stock not inconsistent with the terms of the Plan, to approve one or more forms of Restricted Stock Agreement, to accelerate, continue, extend or defer the vesting of any Restricted Stock, to prescribe, amend or rescind rules, guidelines and policies necessary or advisable in the administration of the Plan, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Restricted Stock Agreement and to make all other determinations and take such other actions with respect to the Plan as the Committee may deem advisable to the extent consistent with the Plan and applicable law.
SHARES SUBJECT TO PLAN OR AWARDS
AND ADJUSTMENTS THEREOF
     Maximum Number of Shares Issuable. Subject to Section 3.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 150,000 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If a share of Restricted Stock is forfeited for any reason, such share shall again be available for issuance under the Plan. During the term of this Plan, the Company shall at all times reserve and keep available that number of shares of Stock sufficient to satisfy the requirements of the Plan.
     Changes in Capital Structure. If, at any time while the Plan is in effect or shares of Restricted Stock are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Stock resulting from (i) the declaration or payment of a stock dividend, (ii) any recapitalization resulting in a stock split-up, combination or exchange of shares of Stock or (iii) any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company, then and in such event:
     an appropriate adjustment shall be made in the maximum number of shares of Stock then subject to being granted under the Plan so that the same proportion of the Company’s issued and outstanding shares of Stock shall continue to be subject to being granted under the Plan; and
     appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock.
     Any fractional share resulting from an adjustment under this Section 3.2 shall be rounded up to the nearest whole number. Except as otherwise expressly provided in the Plan, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exercisable for shares of capital stock or any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of outstanding shares of Restricted Stock.
     Notice of Adjustment. Upon the occurrence of each event requiring an adjustment with respect to any Restricted Stock, the Company shall mail to each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each Participant.
AWARDS OF RESTRICTED STOCK
     Eligibility. The persons who shall be eligible to receive Restricted Stock under the Plan shall be each member of the Board who is not an employee of the Company or any affiliate of the Company.
     Awards. On the day of each June Board meeting (or the next regular meeting of the Board, if there is no June meeting), each Participant who is continuing to serve as a director shall receive a grant of 2,000 shares of Stock. If a Participant is first elected or appointed to the Board (whichever is applicable) other than at a June meeting, the Participant shall receive a grant of that number of shares of Stock (rounded up to the nearest whole share) determined by multiplying 2,000 shares by a fraction, the numerator of which is the number of months until the next June meeting (or meeting held in lieu of the

June meeting and counting the month in which the Participant became a director) and the denominator of which is 12. The intent of this initial grant is to provide the new director with a prorated grant for the partial year served before the new director receives the annual grant.
     Restricted Stock Agreement. The prospective recipient of a grant of Stock shall not have any rights with respect to such grant until such prospective recipient has executed a Restricted Stock Agreement and delivered a fully executed copy thereof to the Company within a period of sixty days (or such other period as the Committee shall specify) after the date of the grant. The Restricted Stock Agreement shall set forth the number of shares of Stock granted to the Participant and all other terms, limitations, restrictions and conditions to which such Stock is subject. To the extent any such terms, limitations, restrictions or conditions are inconsistent with the terms of the Plan, the terms of the Plan shall control.
     Share Certificates. Each Participant shall be issued a stock certificate or certificates representing the shares of Restricted Stock granted to such Participant. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, limitations, restrictions and conditions applicable to such Restricted Stock substantially as provided in Section 4.5 below. The Committee may require that the stock certificates evidencing the shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.
     Legends. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and each Restricted Stock Agreement shall provide that any such certificate not having such legend shall be surrendered upon demand of the Company therefor and so endorsed:
     On the face of the certificate:
     “Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
     On the reverse of the certificate:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Powell Industries, Inc. Non-Employee Director Restricted Stock Plan, a copy of which is on file at the principal office of the Company in Houston, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of the Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of the Plan.
     And, if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may require and rely upon an opinion of counsel satisfactory to the Company.”
A copy of this Plan shall be kept on file in the principal office of the Company in Houston, Texas.

     Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:
     Subject to the provisions of the Plan and the Restricted Stock Agreement governing the grant of Restricted Stock, during such period or periods as may be established by the Committee beginning on the date of the Award (“Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock granted under the Plan; provided, however, that the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including without limitation the attainment of certain performance-related goals, the death or Disability of the Participant or the Participant’s otherwise ceasing to serve as a director of the Company.
     During the Restricted Period, the Participant shall have the rights of a shareholder with respect to any shares of Restricted Stock, except as otherwise stated in the Plan or the Restricted Stock Agreement governing the grant of Restricted Stock.
     For purposes of the Plan, the term “Disability” shall mean the determination by the Board, upon the advice of an independent qualified physician, that the Participant has become physically or mentally incapable of performing his duties as a director and such disability has disabled the Participant for a period of at least 180 days in any twelve-calendar-month period.
ADDITIONAL PROVISIONS
     Amendment or Discontinuation. Except as set otherwise set forth in this Section 5.1, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend or discontinue the Plan in whole or in part, provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the initial and annual grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended; and provided, further, that to the extent required to qualify the Plan under Rule 16b-3, no amendment that would (a) materially increase the number of shares of the Stock that may be issued under the Plan, (b) materially modify the requirements as to the eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to Participants under the Plan, shall be made without the approval of the Company’s stockholders. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Restricted Stock previously granted under the Plan with respect to which the Restricted Period has not yet expired, notwithstanding any contrary provisions contained in any Restricted Stock Agreement. In the event of any such amendment to the Plan, the holder of any Restricted Stock outstanding under the Plan shall, upon the request of the Committee, execute a conforming amendment to the applicable Restricted Stock Agreement in the form prescribed by the Committee. Notwithstanding anything contained in the Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 5.1 shall adversely affect any rights of a Participant or obligations of the Company to Participants with respect to any Restricted Stock with respect to which the Restricted Period has expired without the consent of the affected Participant.

     Investment Intent and Other Representations. The Company may require that there be presented to and filed with it by any Participant under the Plan such evidence as it may deem necessary to establish that the shares of Restricted Stock are being acquired for investment and not with a view to their distribution and such other representations and warranties of a Participant which the Company considers necessary or appropriate.
     Indemnification of Board and Committee. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after the institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.
     Effect of the Plan. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any person any rights except as may be evidenced by a Restricted Stock Agreement or any amendment thereto duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
     Compliance with Other Laws and Regulations. Nothing in this Plan shall be construed to require the Company to issue any shares of Stock under the Plan if issuing that Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which the shares of Stock are or may be quoted or traded (including without limitation Section 16 of the Securities Exchange Act of 1934). Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any Stock unless the Company has received evidence satisfactory to it to the effect that the Participant will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Company on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. If the Stock is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law.
     Tax Requirements. The Company shall have the right pursuant to any arrangement it deems appropriate to deduct from all Awards hereunder any federal, state or local taxes required by law to be withheld with respect to such payments.

     THE UNDERSIGNED, being the duly elected Secretary of the Company, does hereby certify that the foregoing is a true and correct copy of the Powell Industries, Inc. Restricted Stock Plan, adopted by the Board of Directors of Powell Industries, Inc. at the meeting thereof duly called and held on December 17, 2004 and approved by the stockholders of the Company at its annual meeting of stockholders held on April 15, 2005.

/s/ DON R. MADISON Don R. Madison, Secretary

FORM OF RESTRICTED STOCK AGREEMENT
     Pursuant to the Powell Industries, Inc. Non-Employee Director Restricted Stock Plan (“Plan”), this Restricted Stock Agreement (“Agreement”) is made as of ___, ___ (“Effective Date”) by and between Powell Industries, Inc., a Delaware corporation (“Company”), and ___ (“Grantee”).
     The parties agree as follows:
1.	Grant of Stock. The Company hereby grants to Grantee and Grantee hereby accepts 2,000 shares of the Company’s common stock (“Shares”).

2.	Vesting.
          The Shares shall become fully vested and shall no longer be subject to forfeiture as follows:
fifty per cent on the first anniversary of the Effective Date, and fifty per cent on the second anniversary of the Effective Date.
Notwithstanding the foregoing, the Shares shall, to the extent not then fully vested, become fully vested and shall no longer be subject to forfeiture:
upon the retirement of the Grantee from the Board of Directors of the Company (“Board”), but only with respect to grants of Shares made before the annual shareholder meeting immediately preceding such retirement;
upon the occurrence of a “Liquidation Event” as such term is defined in Section 2(c) below; or
upon the death or Disability (as defined in the Plan) of the Grantee.
          As used in this Agreement, “Liquidation Event” shall mean the occurrence of either of the following: a merger, reorganization or consolidation of the Company with or into one or more corporations, limited liability companies or partnerships in which the Company is not the surviving entity and stockholders of the Company receive cash or freely salable securities; or the sale of all or substantially all of the Company’s assets in one or more transactions for cash or freely salable securities and a subsequent liquidation of the Company, in which its stockholders receive liquidating distributions of such proceeds of sale after payment or provision for the valid debts, liabilities and taxes of the Company.
3.	Forfeiture of Unvested Shares Upon Termination or Attempted Transfer. Upon the occurrence of (i) Grantee’s ceasing to be a director of the Company for any or no reason except death or Disability of the Grantee or, with respect to Shares granted after the annual stockholder meeting immediately preceding such retirement, the retirement of Grantee from the Board or (ii) any attempted transfer by the Grantee to a third party of Shares that are not yet fully vested and no longer subject to forfeiture, the Company shall, upon the date of such termination or attempted transfer (as such date is reasonably fixed and determined by the Company) cancel such portion of the Shares as are not fully vested in accordance with Section 2 above (“Forfeited Shares”), and Grantee shall forfeit and have no further right to or interest in or claim regarding the Forfeited Shares. Upon such cancellation and forfeiture, Grantee, or Grantee’s representative, shall immediately surrender to the Company for cancellation the share certificate(s) representing the Forfeited Shares. Notwithstanding Grantee’s failure to surrender for cancellation the share certificate(s) representing the Forfeited Shares, Grantee hereby grants to the Secretary of the Company all right, power and authority on behalf of Grantee to cause, and the Secretary of the Company shall cause, the Forfeited Shares to be cancelled on the official stock register of the Company, which stock register shall be conclusive evidence of ownership of any and all of the Company’s outstanding capital stock, including the Shares as applicable.

4.	Restrictions on Transfer.

Grantee shall not transfer, encumber or otherwise dispose of any of the Shares (or any beneficial interest therein) in any way until the date such Shares are fully vested and no longer subject to forfeiture.

Notwithstanding Section 5(a) above, Grantee shall not transfer or dispose of the shares unless (i) there is then in effect a registration statement under the Securities Act of 1933 or any successor thereto (“Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) Grantee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Grantee shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

5.	Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any other legends required by the Plan or under applicable federal and state securities laws):
     “THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN POWELL INDUSTRIES, INC. RESTRICTED STOCK PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN HOUSTON, TEXAS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THE PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE PLAN.”
     “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.”
Grantee shall surrender, upon demand of the Company therefor, any certificate evidencing the Shares that does not bear any legend required hereunder or by the Plan so that such legend may be placed on such certificate or a new certificate issued bearing the required legends.

6.	Tax Withholding and Other Tax Matters. The Company shall have the right to withhold from any issuance of Shares all federal, state, city or other taxes as may be required pursuant to any statute or governmental regulation or filing. In connection with such withholding, the Company may make any arrangement it deems appropriate. Grantee acknowledges its obligations to review with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this grant and the transactions contemplated by this Agreement and particularly the consequences with regard to making any election under Section 83(b) of the Internal Revenue Code. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this grant or the transactions contemplated by this Agreement and shall be required to pay to the Company any such liability.
     IF GRANTEE DESIRES TO MAKE A SECTION 83(b) ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE, GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF. GRANTEE SHALL DELIVER A COPY OF ANY SUCH FILING TO THE COMPANY PROMPTLY UPON THE FILING THEREOF.
7.	General Provisions.

THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS) AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS.
     This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and may only be modified or amended in writing signed by both parties.
     All references to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement, in accordance with the terms of the Plan.
     All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to Grantee, at Grantee’s address set forth on the signature page of the Agreement, or at such other address as Grantee shall have furnished to the Company in writing, or (ii) if to the Company, to its address set forth on the signature page of this Agreement and addressed to the attention of the Secretary, or at such other address as the Company shall have furnished to Grantee. All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.

     If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision, provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.
Powell Industries, Inc.

By:
[Name of Grantee]
Its:

Address:	Address:

8550 Mosley Drive
Houston, Texas 77075

{Please provide address for notice purposes}

CONSENT OF SPOUSE
     I,                                                                   , spouse of [Name of Grantee], have read and approve the foregoing Agreement. In consideration of granting to [Name of Grantee] 2,000 shares of common stock of Powell Industries, Inc. as set forth in the Agreement, I hereby appoint [Name of Grantee] as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Texas or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
     Dated:                                         ,                     .

“Spouse of Grantee”

(Signature)

(Print Name)